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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-11) and related Prospectus of Landmark Infrastructure Partners LP for the registration of up to $28,750,000 in its common units and to the incorporation by reference therein of our report dated February 26, 2015, with respect to the consolidated and combined financial statements and schedule of Landmark Infrastructure Partners LP included in its Annual Report (Form 10-K) for the year ended December 31, 2014, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

Irvine, California

March 23, 2015

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm